EXHIBIT 99.1

DTS Reports First Quarter 2012 Results

Network-Connected Revenue Increases 13%

Company Maintains Annual Outlook

CALABASAS, Calif., May 7, 2012 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI) today announced financial results for the first quarter ended March 31, 2012.

Revenue for the first quarter was $26.9 million, including 13% year-over-year growth from the network-connected markets and $2.25 million in royalty recoveries. This compares to revenue of $26.8 million in the first quarter of 2011, which included no royalty recoveries. Excluding royalty recoveries, the 8% year-to-year decline in total revenue resulted primarily from accelerating declines in DVD-based products, completion of a broadcast arrangement in 2011, softness as expected in Blu-ray game consoles, and lingering effects of the Thailand floods on the supply chain. Total revenue excluding royalty recoveries for the first quarter of 2012 was at the high end of the Company's previously stated expectations, which were for a sequential decline of 10% to 15% from the fourth quarter of 2011.

Gross profit for the first quarter of 2012 was $26.7 million, or 99% of revenue, compared to $26.6 million, or 99% of revenue, for the first quarter of 2011.

Non-GAAP net income was $6.2 million, or $0.37 per diluted share net of tax, compared to non-GAAP net income $7.1 million, or $0.40 per diluted share net of tax, in the first quarter of 2011. Non-GAAP operating margin in the first quarter of 2012 was 38%, compared to 44% in the first quarter of 2011, as the Company increased headcount to support expansion into the growing network-connected space and launched its "Sound Matters" consumer-facing marketing campaign.

GAAP net income was $4.0 million, or $0.24 per diluted share, compared to net income of $5.7 million, or $0.32 per diluted share, in the first quarter of 2011.

The GAAP and non-GAAP reconciling items for the first quarters of 2011 and 2012 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of our website at www.DTS.com.

The Company generated $6.8 million in cash flow from operations during the first quarter of 2012, compared to $3.9 million during the first quarter of 2011, and closed the quarter with cash and investments of $97.6 million. During the quarter, DTS repurchased approximately 72,000 shares of common stock in the open market for approximately $2 million under its 2 million share repurchase program.

"We were pleased with the continued expansion of our network-connected business during the quarter, which grew 13% driven by strong mobile device and connected TV sales," commented Jon Kirchner, chairman and CEO of DTS, Inc. "This expansion, coupled with a number of recently announced strategic partnerships, including those with Deluxe and castLabs, positions us for accelerated growth in the network-connected markets and represents a strong start to a year of strategic transition. In addition, we were very pleased to announce the SRS Labs transaction last month, which we expect to close in the third quarter of 2012, and which we believe will further accelerate our growth in these markets and expand our footprint in the audio processing space. We believe the long-term opportunities being driven by cloud-based entertainment delivery and the proliferation of connected devices are compelling, and we continue to execute against our long-term strategy to benefit from them.

"As we look ahead into 2012, we are very excited about the opportunities before us and thus we are maintaining our outlook for fiscal year 2012," concluded Kirchner.

Business Outlook

DTS' business outlook does not include the potential impact of the acquisition of SRS Labs, Inc.

DTS management continues to expect 2012 revenue in the range of $112 to $116 million, non-GAAP operating margin of approximately 40% and non-GAAP EPS in the range of $1.60 to $1.65 per diluted share, excluding the charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition-related charges.  Stock-based compensation expense is expected to be in the range of $0.37 to $0.38 per share net of tax in 2012.  On a GAAP basis, management expects operating margins of approximately 30% and EPS in the range of $1.18 to $1.22 cents per diluted share.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition-related charges. Reconciliation of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarding as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Conference Call Information for Monday, May 7, 2012

DTS will broadcast a conference call today, Monday, May 7, 2012, starting at 1:30 p.m. Pacific Time, to discuss first quarter financial results.  To access the conference call, dial 1-877-941-8609 or 1-480-629-9771 (outside the U.S. and Canada).  A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.DTS.com and via replay beginning two hours after the completion of the call.  An audio replay of the call will also be available to investors beginning at 4:40 p.m. Pacific Time, May 7, 2012 through 11:59 p.m. Pacific Time, May 15, 2012, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4534746#.

About DTS, Inc.

DTS, Inc. (Nasdaq: DTSI) is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide. From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices. DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray™ discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Silicon Valley, Washington, China, France, Hong Kong, Japan, South Korea, Taiwan, Singapore, and the United Kingdom. For further information, please visit www.dts.com. DTS, the Symbol, and DTS and the Symbol together, are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. © 2012 DTS, Inc. All rights reserved.

The DTS, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11752

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	March 31,	December 31,
	2012	2011

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 37,564	$ 46,944
Short-term investments	41,508	38,697
Accounts receivable, net of allowance for doubtful accounts of $252
and $251 at March 31, 2012 and December 31, 2011, respectively	6,744	5,322
Deferred income taxes	1,290	1,296
Prepaid expenses and other current assets	1,909	1,823
Income taxes receivable, net	2,320	2,591
Total current assets	91,335	96,673
Property and equipment, net	32,082	32,800
Intangible assets, net	6,377	6,549
Goodwill	1,257	1,257
Deferred income taxes	14,232	13,574
Long-term investments	18,531	6,922
Other assets	2,291	1,695
Total assets	$ 166,105	$ 159,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 1,735	$ 1,056
Accrued expenses	4,724	3,605
Deferred revenue	485	1,121
Total current liabilities	6,944	5,782
Other long-term liabilities	8,169	7,886

Stockholders' equity:
Preferred stock -- $0.0001 par value, 5,000 shares authorized at March 31, 2012
and December 31, 2011; no shares issued and outstanding	—	—
Common stock -- $0.0001 par value, 70,000 shares authorized at March 31, 2012 and December 31, 2011; 20,571 and 20,536 shares issued at March 31, 2012 and December 31, 2011, respectively; 16,500 and 16,536 outstanding
at March 31, 2012 and December 31, 2011, respectively	3	3
Additional paid-in capital	195,962	192,819
Treasury stock, at cost - 4,072 and 4,000 shares at March 31, 2012
and December 31, 2011, respectively	(109,257)	(107,222)
Accumulated other comprehensive income	681	644
Retained earnings	63,603	59,558
Total stockholders' equity	150,992	145,802

Total liabilities and stockholders' equity	$ 166,105	$ 159,470

DTS, INC.

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2012	2011
	(Unaudited)

Revenue	$ 26,885	$ 26,779
Cost of revenue	194	211
Gross profit	26,691	26,568
Operating expenses:
Selling, general and administrative	15,283	13,949
Research and development	4,510	3,252
Total operating expenses	19,793	17,201
Operating income	6,898	9,367
Interest and other income (expense), net	(88)	(74)
Income before provision for income taxes	6,810	9,293
Provision for income taxes	2,765	3,604
Net income	$ 4,045	$ 5,689

Net income per common share:
Basic	$ 0.25	$ 0.33
Diluted	$ 0.24	$ 0.32

Weighted average shares used to compute
net income per common share:
Basic	16,465	17,205
Diluted	16,933	17,903

DTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2012	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$ 4,045	$ 5,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,333	1,263
Stock-based compensation charges	2,598	1,972
Deferred income taxes	(652)	507
Tax benefits from stock-based awards	1,010	182
Excess tax benefits from stock-based awards	(1,136)	(138)
Other	56	150
Changes in operating assets and liabilities:
Accounts receivable	(2,022)	(1,737)
Prepaid expenses and other assets	(82)	(698)
Accounts payable, accrued expenses and other liabilities	2,032	(1,992)
Deferred revenue	(636)	(1,027)
Income taxes receivable	271	(307)
Net cash provided by operating activities	6,817	3,864
Cash flows from investing activities:
Purchases of held-to-maturity investments	(3,335)	(21,159)
Purchases of available-for-sale investments	(31,105)	--
Maturities of held-to-maturity investments	12,720	18,995
Maturities of available-for-sale investments	7,300	--
Purchase of property and equipment	(311)	(355)
Purchase of intangible assets	(102)	(140)
Net cash used in investing activities	(14,833)	(2,659)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	456	1,478
Repurchase and retirement of common stock for restricted stock tax withholdings	(921)	(1,430)
Excess tax benefits from stock-based awards	1,136	138
Purchase of treasury stock	(2,035)	--
Net cash provided by (used in) financing activities	(1,364)	186
Net increase (decrease) in cash and cash equivalents	(9,380)	1,391
Cash and cash equivalents, beginning of period	46,944	41,744
Cash and cash equivalents, end of period	$ 37,564	$ 43,135

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended
	March 31,
	2012	2011
Cost of revenue:
GAAP cost of revenue	$ 194	$ 211
Amortization of intangible assets	182	182
Stock-based compensation	--	3
Non-GAAP cost of revenue	$ 12	$ 26

Selling, general and administrative:
GAAP selling, general and administrative	$ 15,283	$ 13,949
Amortization of intangible assets	39	113
Stock-based compensation	2,089	1,585
Acquisition costs*	459	--
Non-GAAP selling, general and administrative	$ 12,696	$ 12,251

Research and development:
GAAP research and development	$ 4,510	$ 3,252
Amortization of intangible assets	45	44
Stock-based compensation	509	384
Non-GAAP research and development	$ 3,956	$ 2,824

Operating income:
GAAP operating income	$ 6,898	$ 9,367
Amortization of intangible assets	266	339
Stock-based compensation	2,598	1,972
Acquisition costs*	459	--
Non-GAAP operating income	$ 10,221	$ 11,678
Non-GAAP operating income as a % of revenue	38%	44%

Net income:
GAAP net income	$ 4,045	$ 5,689
Amortization of intangible assets	266	339
Stock-based compensation	2,598	1,972
Acquisition costs*	459	--
Tax impact of the above items	(1,146)	(924)
Non-GAAP net income	$ 6,222	$ 7,076

Non-GAAP diluted income per common share	$ 0.37	$ 0.40
Weighted average shares used to compute Non-GAAP
net income per common share	16,933	17,903

* On April 17, 2012, DTS announced that it will acquire SRS Labs in cash-and-stock transaction.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2012 GAAP guidance reconciled to non-GAAP financial targets included in this release.

	Fiscal Year 2012
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	29%	31%
Amortization of intangible assets	1	1
Stock-based compensation	9	10
Non-GAAP operating income as a % of revenue	39%	42%

Income from continuing operations per diluted share:

GAAP income from continuing operations per diluted share	$ 1.18	$ 1.22
Amortization of intangible assets	0.08	0.09
Stock-based compensation	0.62	0.63
Tax impact of the above items	(0.28)	(0.29)
Non-GAAP income from continuing operations per diluted share	$ 1.60	$ 1.65

Weighted average shares used to compute Non-GAAP
income from continuing operations per diluted share	17.3	17.3
CONTACT: Media & Investor Contacts:
         Sard Verbinnen & Co
         John Christiansen/Jenny Gore
         jchristiansen@sardverb.com/jgore@sardverb.com
         (415) 618-8750